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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       ---------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  July 26, 1999


                       DURAKON INDUSTRIES, INCORPORATED
               -------------------------------------------------
                (Exact name of issuer as specified in charter)


         Michigan                    0-13601              38-2492342
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(State or Other Jurisdiction       (Commission         (I.R.S. Employer
     of Incorporation)             File Number)       Identification No.)


                            2101 North Lapeer Road
                            Lapeer, Michigan 48446
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                   (Address of principal executive offices)

                                (810) 664-0850
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             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name of former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets

     On July 26, 1999, LPIV Acquisition Corp. ("Acquisition"), a wholly owned subsidiary of Littlejohn Partners IV ("Partners IV"), acquired 5,995,120 voting common shares (including 34,922 common shares subject to guarantees of delivery), representing approximately 98% of the outstanding common shares, of Durakon Industries, Inc. (the "Company") for $16.00 per share, net to the seller in cash, pursuant to a tender offer by Acquisition, Partners IV, the sole shareholder of Acquisition, LPIV, LLC, a wholly-owned subsidiary of Acquisition, and Littlejohn Associates, LLC, the general partner of Partners IV (the "Offer"). Validly tendered shares were purchased in accordance with the terms of the Offer. Any shares of the Company common stock not tendered in the Offer were converted into the right to receive $16.00 per share in cash in a subsequent merger of Acquisition with and into the Company which was completed on July 26, 1999 (the "Merger").

     The purchase price for the Company shares was determined pursuant to arms-length negotiations between the parties. Based on information disclosed in a Tender Offer Statement on Schedule 14D-1, dated June 25, 1999, as amended, filed by Acquisition, Partners IV and certain of their affiliated companies in connection with the Offer and the Merger, the total amount of funds required by Acquisition to acquire the tendered shares pursuant to the Offer, to consummate the Merger, to refinance any indebtedness of the Company which may become payable as a result of the Offer and the Merger, to pay holders of Company stock options in connection with the Offer and the Merger and to pay estimated fees and expenses related to the Offer and the Merger will be approximately $108 million. Acquisition's source of funds for its acquisition of the Company consisted of the net proceeds of a term loan of $77,000,000 provided by BancBoston and equity in Acquisition and the Company.

     Other than the Agreement and Plan of Merger relating to the Offer and the Merger, there was no material relationship between the Company, on the one hand, and Acquisition, or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer, on the other hand.

Item 7.   Financial Statements and Exhibits

     (a)  Exhibits

          10.1 Agreement and Plan of Merger dated as of June 17, 1999, among LPIV Acquisition Corp., the Company and Littlejohn Partners IV, L.P. (incorporated by reference to Exhibit (c)(1) on the Company's Report on Form 14D-1 filed on June 17, 1999).

          10.2  Press releases dated as of July 26, 1999.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    DURAKON INDUSTRIES, INC.
                                    (Registrant)


Date: July 26, 1999                 By: /s/ David W. Wright
                                    ------------------------
                                    David W. Wright
                                    President